Exhibit 99.01

Neuralstem Reports First Quarter 2019 Fiscal Results

- Kenneth C. Carter, PhD appointed Executive Chairman

- Strategic initiative to expand pipeline announced

GERMANTOWN, Md., May 14, 2019 -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on the development of nervous system therapies based on its neural stem cell and small molecule compound technologies, reported its financial results for the first quarter ended March 31, 2019.

“We are pleased with our progress in the first quarter of 2019 as we continue to review our current portfolio and options for business expansion.” said Ken Carter, Executive Chairman of Neuralstem. “We have completed an extensive evaluation of our NSI-566 and NSI-189 programs and are developing appropriate long-term plans for these programs. Additionally, in collaboration with our strategic advisers we have identified promising preclinical and clinical assets that may be complimentary to our company’s mission as well as our recently announced pipeline expansion initiative.”

Corporate Highlights

Effective January 1, 2019 Dr. Kenneth Carter was appointed as Executive Chairman by the Board of Directors. Dr. Carter succeeds Mr. Scully, former interim Neuralstem president and chief executive officer. Dr. Carter brings to Neuralstem extensive experience in the pharmaceutical and broader healthcare industry, including leadership roles in NexImmune, Noble Life Sciences and Avalon Pharmaceuticals.

On May 6, 2019 the Company announced that David. J. Mazzo will be joining the Board of Directors effective June 12, 2019. Dr. Mazzo brings 30 years of experience in the pharmaceutical industry to the company, including senior positions at Regado Biosciences, Aeterna Zentaris, and Chugi Pharma. Dr. Mazzo is currently Chief Executive Officer of Caladrius Biosciences, a clinical-stage biopharmaceutical company in the cardiovascular and autoimmune space.

Financial Results for the Quarter Ended March 31, 2019

Research and Development Expenses: R&D expenses for the quarter ended March 31, 2019 increased by $.3 million to $1.5 million, or 30% increase over the comparable period of 2018. This increase was primarily attributable to a severance payment in connection with the termination of an employee and entering into a corresponding separation agreement. The balance of the increase was driven by expenses to support the strategic evaluation and pipeline expansion initiative.

General and Administrative Expenses: G&A expenses for the quarter ended March 31, 2019 decreased by $.2 million to $.9 million , or 20% decrease over the comparable period of 2018. This decrease was driven by general expense reduction efforts across multiple areas.

Other Expense: Other expense for the quarter ended March 31, 2019 increased by $.3 million to $.3 million over the comparable period of 2018. This increase was primarily attributable to a write-off of an employee payable in connection with the termination of an employee and entering into a corresponding separation agreement.

Net Loss: Net loss for the quarter ended March 31, 2019 was $3.1 million, or $0.17 per share , compared to a loss of $2.1 million, or $0.14 per share, for the comparable period of 2018. Weighted average shares outstanding were 18.2 million shares at March 31, 2019 compared to 15.1 million shares at March 31, 2018.

Cash Position and Liquidity: At March 31, 2019, cash, cash equivalents and short-term investments was $4.0 million as compared to $5.8 million at December 31, 2018. The Company expects its existing cash, cash equivalents and short-term investments to fund its operations, based on its current operating plans, into the third quarter of 2019.

Neuralstem, Inc.

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,005,089	$5,787,110
Trade and other receivables	237,782	294,057
Current portion of related party receivable, net of discount		63,938
Prepaid expenses	295,406	363,288
Total current assets	4,538,277	6,508,393

Property and equipment, net	75,668	90,311
Patents, net	738,404	763,543
Related party receivable, net of discount and current portion	-	298,238
Other assets	53,354	23,965
Total assets	$5,405,703	$7,684,450

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,083,143	$832,564
Other current liabilities	126,930	218,602
Total current liabilities	1,210,073	1,051,166

Warrant liabilities, at fair value	923,849	583,734
Total liabilities	2,133,922	1,634,900

STOCKHOLDERS' EQUITY
Preferred stock, 7,000,000 shares authorized, $0.01 par value; 1,000,000 shares issued and outstanding at both March 31, 2019 and December 31, 2018	10,000	10,000
Common stock, $0.01 par value; 300,000,000 shares authorized, 18,205,060 shares issued and outstanding at both March 31, 2019 and December 31, 2018.	182,051	182,051
Additional paid-in capital	219,819,771	219,481,805
Accumulated other comprehensive income	(2,156)	(413)
Accumulated deficit	(216,737,885)	(213,623,893)
Total stockholders' equity	3,271,781	6,049,550
Total liabilities and stockholders' equity	$5,405,703	$7,684,450

Neuralstem, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2019	2018

Revenues	$2,500	$2,500

Operating expenses:
Research and development expenses	1,514,463	1,169,441
General and administrative expenses	944,602	1,182,054
Total operating expenses	2,459,065	2,351,495
Operating loss	(2,456,565)	(2,348,995)

Other income (expense):
Interest income	29,000	17,749
Interest expense	(2,017)	(1,920)
Change in fair value of derivative instruments	(340,115)	190,219
Other income (expense)	(344,295)	(4,021)
Total other income (expense)	(657,427)	202,027

Net loss	$(3,113,992)	$(2,146,968)

Net loss per share - basic and diluted	$(0.17)	$(0.14)

Weighted average common shares outstanding - basic	18,216,421	15,116,937

Comprehensive loss:
Net loss	$(3,113,992)	$(2,146,968)
Foreign currency translation adjustment	(1,743)	115
Comprehensive loss	$(3,115,735)	$(2,146,853)

About Neuralstem

Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need. Neuralstem's diversified portfolio of product candidates includes its proprietary neural stem cell technology.

The Company has two lead development candidates:

NSI-566 is a neural stem cell therapy in clinical development for treatment of paralysis in stroke, for Amyotrophic Lateral Sclerosis (ALS) and for chronic spinal cord injury (cSCI).

NSI-189 is a small molecule in clinical development for major depressive disorder (MDD) and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes, and stroke.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Sunflower Life Sciences
josh@sunflowerlifesciences.com